                                                                    EXHIBIT 12.1

                        EQUITY LIFESTYLE PROPERTIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                                For the years ended December 31,
                                                      2004        2003        2002        2001       2000
                                                    ---------  ----------  ----------  ----------  ---------
                                                               (restated)  (restated)  (restated)
Income from continuing operations before
 allocation to minority interests...............    $  14,513  $   28,431  $   32,674  $   43,685  $  46,132

Fixed Charges...................................      102,218      69,458      61,977      62,539     64,532
                                                    ---------  ----------  ----------  ----------  ---------
Earnings........................................    $ 116,731  $   97,889  $   94,651  $  106,224  $ 110,664
                                                    =========  ==========  ==========  ==========  =========

Interest incurred...............................       88,801      53,180      49,714      50,179     52,317
Amortization of deferred financing costs........        2,169       5,026       1,011       1,108        963
Perpetual Preferred OP Unit Distributions.......       11,248      11,252      11,252      11,252     11,252
                                                    ---------  ----------  ----------  ----------  ---------
Fixed Charges...................................    $ 102,218  $   69,458  $   61,977  $   62,539  $  64,532
                                                    =========  ==========  ==========  ==========  =========

Earnings/Fixed Charges..........................         1.14        1.41        1.53        1.70       1.71
                                                    ---------  ----------  ----------  ----------  ---------

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